Exhibit 99.1

RYZAC, INC. (D.B.A. CODECADEMY)

Financial Statements

December 31, 2021 and 2020

With Independent Auditor’s Report

Ryzac, Inc. (D.B.A. Codecademy)

December 31, 2021 and 2020

INDEPENDENT AUDITOR’S REPORT

To the Stockholders,

Ryzac, Inc. (D.B.A. Codecademy):

Report on the Audit of the Financial Statements

Opinion

We have audited the financial statements of Ryzac, Inc. D.B.A. Codecademy) (the “Company”), which comprise the balance sheets as of December 31, 2021 and 2020, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Ryzac, Inc. D.B.A. Codecademy) as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis of Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

Report on Supplementary Information

Our audits were conducted for the purpose of forming an opinion on the financial statements as a whole. The supplementary information on page 20 is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audits of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated, in all material respects, in relation to the financial statements as a whole.

/s/ WithumSmith+Brown, PC

March 30, 2022

Ryzac, Inc. (D.B.A. Codecademy)

Balance Sheets

December 31, 2021 and 2020

	2021	2020
Assets

Current assets
Cash and cash equivalents	$45,004,800	$59,961,475
Contract assets, net	310,644	215,662
Prepaid expenses and other current assets	2,338,464	1,493,343
Total current assets	47,653,908	61,670,480

Restricted cash	766,025	766,025
Property and equipment, net	443,384	412,283
Intangible assets, net	2,260,171	727,718
Digital content, net	2,033,034	1,347,066

	$53,156,522	$64,923,572

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable, accrued expenses, and other current liabilities	$3,597,361	$2,921,013
Contract liabilities	16,744,139	11,943,351
Deferred rent, current portion	63,194	98,954
Total current liabilities	20,404,694	14,963,318

Deferred rent, net of current portion	—	63,194

Stockholders’ equity
Series A convertible preferred stock, $.00001 par value, 2,231,860 shares authorized, issued and outstanding; liquidation preference $2,530,929	22	22
Series B convertible preferred stock, $.00001 par value, 2,710,028 shares authorized, 2,705,259 shares issued and outstanding: liquidation preference $9,982,406	27	27
Series C convertible preferred stock, $.00001 par value, 6,390,000 shares authorized, 6,389,639 shares issued and outstanding: liquidation preference $31,038,949	64	64
Series D convertible preferred stock, $.00001 par value, 3,131,432 shares authorized, 3,132,432 shares issued and outstanding: liquidation preference $39,999,973	32	32
Common stock, $.00001 par value, 33,000,000 shares authorized, 10,907,419 and 10,473,028 shares issued and outstanding as of December 31, 2021 and 2020, respectively	109	105
Paid-in capital	91,191,287	87,923,438
Accumulated deficit	(58,439,713)	(38,026,628)
Total stockholders’ equity	32,751,828	49,897,060

	$53,156,522	$64,923,572

The Notes to Financial Statements are an integral part of these statements

Ryzac, Inc. (D.B.A. Codecademy)

Statements of Operations

Years Ended December 31, 2021 and 2020

	2021	2020

Revenue, net	$41,853,306	$32,841,335

Cost of revenue	5,284,423	3,573,750

Gross margin	36,568,883	29,267,585

Operating expenses
Research and development	19,923,292	13,075,616
Sales and marketing	19,336,120	8,724,411
Content	4,674,759	2,857,076
General and administrative	12,825,627	9,121,106
Total operating expenses	56,759,798	33,778,209

Loss from operations	(20,190,915)	(4,510,624)

Other income (expense)
Other income	20,966	3,481
Interest income	2,323	58,677
Dividend income	486	12,710
Other expense	(312,938)	(257,878)
	(289,163)	(183,010)

Loss before (benefit from) provision for state income taxes	(20,480,078)	(4,693,634)

(Benefit from) provision for state income taxes	(66,993)	64,719

Net loss	$(20,413,085)	$(4,758,353)

The Notes to Financial Statements are an integral part of these statements

Ryzac, Inc. (D.B.A. Codecademy)

Statements of Changes in Stockholders’ Equity

Years Ended December 31, 2021 and 2020

	Series A		Series B		Series C		Series D
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock				Total
	No. of		No. of		No. of		No. of		No. of		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

January 1, 2020	2,231,860	$22	2,705,259	$27	6,389,639	$64	—	$—	10,328,616	$103	$45,384,841	$(33,268,275)	$12,116,782

Issuance of Series D preferred stock for cash, net of expenses	—	—	—	—	—		3,131,432	32	—	—	39,847,189	—	39,847,221

Issuance of common stock for cash	—	—	—	—	—	—	—		144,412	2	194,250	—	194,252

Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	2,497,158	—	2,497,158

Net loss	—	—	—	—	—	—	—	—	—	—	—	(4,758,353)	(4,758,353)

December 31, 2020	2,231,860	22	2,705,259	27	6,389,639	64	3,131,432	32	10,473,028	105	87,923,438	(38,026,628)	49,897,060

Exercise of stock options in association with tender offer	—	—	—	—	—	—	—	—	228,837	2	333,104	—	333,106

Issuance of common stock	—	—	—	—	—	—	—	—	205,554	2	340,907	—	340,909

Stock-based compensation expense	—	—	—	—	—	—	—	—	—	—	2,593,838	—	2,593,838

Net loss	—	—	—	—	—	—	—	—	—	—	—	(20,413,085)	(20,413,085)

December 31, 2021	2,231,860	$22	2,705,259	$27	6,389,639	$64	3,131,432	$32	10,907,419	$109	$91,191,287	$(58,439,713)	$32,751,828

The Notes to Financial Statements are an integral part of these statements

Ryzac, Inc. (D.B.A. Codecademy)

Statements of Cash Flows

Years Ended December 31, 2021 and 2020

	2021	2020

Operating activities
Net loss	$(20,413,085)	$(4,758,353)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	1,794,101	871,420
Gain on disposal of property and equipment	(11,130)	—
Stock-based compensation	2,593,838	2,497,158
Changes in operating assets and liabilities
Contract assets	(94,982)	(7,978)
Prepaid expenses and other current assets	(811,381)	(682,184)
Accounts payable, accrued expenses, and other current liabilities	676,348	2,024,668
Security deposits	—	(66,150)
Contract liabilities	4,800,788	5,040,667
Deferred rent	(98,954)	(63,112)
Net cash (used in) provided by operating activities	(11,564,457)	4,856,136

Investing activities
Purchases of property and equipment	(308,983)	(342,412)
Proceeds from sale of equipment	11,130	522
Capitalization of internal use software	(2,248,724)	(511,910)
Capitalization of digital content	(1,485,916)	(1,246,700)
Net cash used in investing activities	(4,032,493)	(2,100,500)

Financing activities
Proceeds from issuance of Series D preferred stock, net of issuance costs	—	39,847,221
Proceeds from exercise of options in associate with tender offer	333,106	—
Proceeds from issuance of common stock	307,169	194,252
Net cash provided by financing activities	640,275	40,041,473

Net change in cash, cash equivalents, and restricted cash	(14,956,675)	42,797,109

Cash, cash equivalents, and restricted cash
Beginning of year	60,727,500	17,930,391

End of year	$45,770,825	$60,727,500

Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$45,004,800	$59,961,475
Restricted cash	766,025	766,025
Total cash, cash equivalents, and restricted cash	$45,770,825	$60,727,500

Supplemental disclosure of cash flow information
Cash paid for income taxes	$49,123	$25,390

Supplemental disclosure of noncash financing activity
During 2021, the Company issued 20,000 shares of common stock for $33,740 which is reflected in other receivables.	$33,740	$—

The Notes to Financial Statements are an integral part of these statements

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Financial Statements

December 31, 2021 and 2020

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Ryzac, Inc. (D.B.A. Codecademy) (the "Company"), a Delaware corporation incorporated on May 27, 2011, is engaged in developing interactive software that allows users to learn computer programming in an online learning platform. The Company provides a curriculum catalog to teach computer programming on a subscription basis. The Company offers a “Pro” monthly and annual membership that provides access to the full catalog. This is referred to as Codecademy Pro. The Company also offers membership to organizations to help teams with customized curriculum guides and team progress reporting. This is referred to as Codecademy for Teams; there is also a premium product for organizations referred to as Codecademy for Teams+. The Company’s other offerings to organizations include reseller and distribution deals as well as sponsored content deals to develop and maintain dedicated courses that teach learners to code on particular products.

On December 22, 2021, the Company entered into a certain agreement and Plan of Merger with Skillsoft Corp, (“Skillsoft”) and certain other parties thereto, pursuant to which Skillsoft will acquire all of the outstanding equity interests of the Company (such acquisition, the “Merger”) in exchange for $204,943,210 in cash (the “Cash Consideration”) and a number of shares of Skillsoft’s common stock (including shares of Skillsoft’s common stock underlying restricted stock units of Skillsoft) determined by dividing the aggregate share consideration value of $320,056,790 by the 15-trading day volume-weighted average price of Skillsoft’s common stock at two (2) trading days prior to the date of closing of the Merger (the “Closing Average Price” provided, that if the Closing Average Price is (a) more than $11.43879 (the “Maximum Price”), then the number of shares shall be determined by dividing $320,056,790 by the Maximum Price and (b) less than $9.35901 (the “Minimum Price”), then the number of shares shall be determined by dividing $320,056,790 by the Minimum Price. Skillsoft will fund the cash consideration with a combination of available cash on hand and committed debt financing. The Merger is expected to be accounted for using the acquisition method of accounting for business combinations with Skillsoft as the accounting acquirer in accordance with ASC 805, Business Combinations. As of the report date, the closing of the Merger is anticipated to occur in April 2022.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Significant estimates include deferred income taxes, capitalized costs for creation of curriculum content and website development, depreciation, amortization, and stock-based compensation. Actual results may differ from those estimates.

Cash and Cash Equivalents

The Company considers cash equivalents to be those investments which are highly liquid, readily convertible to cash and which have a maturity date within ninety days from the date of purchase. The Company considers balances held in money market accounts to be cash equivalents. As of December 31, 2021 and 2020, the Company maintained $2,524,140 and $5,482,222 of its cash balance with a financial institution, respectively. As of December 31, 2021 and 2020, the Company maintained $42,480,660 and $54,479,253 of its cash equivalents balance with a financial institution, respectively.

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Financial Statements

December 31, 2021 and 2020

Property and Equipment

Property and equipment are carried at cost less depreciation and amortization. Depreciation and amortization of property and equipment is provided using the straight-line method at the following rates:

Estimated
Description	Life (Years)

Machinery and equipment	3
Furniture and fixtures	5
Leasehold improvements	5*

*Lesser of useful life or life of the lease.

Expenditures for major renewals and betterments that extend the useful lives of property and equipment and furniture and fixtures are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.

Intangible Assets

Intangible assets are carried at amortized cost, less any impairment recognized. Intangible assets that have finite useful lives are amortized over the estimated useful life of the assets. The Company evaluates the remaining useful life of an intangible asset that is being amortized each reporting period to determine whether events or circumstances warrant a revision to the remaining period of amortization.

If the estimate of the remaining life is changed, the remaining carrying amount of the intangible assets will be amortized prospectively over the revised remaining useful life.

The Company capitalizes qualifying website development costs during the application development stage. Capitalized costs are amortized on a straight-line basis over the expected useful lives, which approximates three years. Costs related to preliminary project activities and post-implementation operational activities, including training and maintenance, are expensed as incurred. For the years ended December 31, 2021 and 2020, the Company capitalized software of $2,248,724 and $511,910, respectively.

Digital Content

The Company produces digital content in order to offer members unlimited use of its interactive coding catalog in various programming languages. The Company capitalizes costs associated with the production of such content, including development costs and direct costs. These amounts are included in digital content, net on the balance sheets.

Based on factors including historical and estimated relevance of the course’s subject matter, the Company amortizes the digital content on the statements of operations over the shorter of each title’s contractual window of availability or estimated period of use of approximately three years, beginning with the month of first availability. The Company’s business model is subscription based as opposed to a model generating revenues at a specific title level; therefore, as a result, capitalized content is amortized on a straight-line basis. Each course is reviewed for when an event or change in circumstances indicates a change in the expected usefulness of the digital content. The Company reviews factors impacting the amortization of the digital content on an ongoing basis. The Company’s estimates related to these factors require considerable management judgment. To date, the Company has not identified any such event or changes in circumstances. In addition, unamortized costs for assets that have been, or are expected to

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Financial Statements

December 31, 2021 and 2020

be, abandoned are written off. For the years ended December 31, 2021 and 2020, the Company capitalized digital production of $1,485,916 and $1,246,700, respectively.

Stock-Based Compensation

Stock-based compensation cost is estimated at the grant date based on the fair value of the award and is recognized as expense ratably over the vesting period of the award. In addition, the pronouncement dealing with stock-based compensation requires additional accounting related to the income tax effects and disclosures regarding the cash flow effects resulting from stock-based payment arrangements.

Calculating stock-based compensation expense requires the input of highly subjective assumptions, including the expected term of the stock-based awards, volatility, dividend yield, and risk-free rates. The assumptions used in calculating the fair value of stock-based awards represent the Company’s best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment. The Company has elected to account for forfeitures as they occur and utilizes a practical expedient to estimate the expected term of all awards. The Company elected to account for its graded vesting options on a straight-line basis over the requisite service period.

Revenue Recognition

In determining the appropriate amount of revenue to be recognized as it fulfills its obligations under its agreements, the Company performs the following steps: (i) identify contracts with customers; (ii) identify performance obligations; (iii) determine the transaction price; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer and is the unit of account in Accounting Standards Codification (“ASC”) Topic 606. The Company’s performance obligations primarily consist of subscriptions to the Company’s online platform, including Codecademy Pro and Codecademy for Teams. Pro access is charged to customers on a recurring basis for monthly and twelve-month subscriptions, each at different price points. Codecademy for Teams, typically a twelve-month subscription, is offered to help teams with customized curriculum guides and team progress reporting.

Reseller / distribution deals are recognized when invoiced, and sponsored content deals are recognized when the associated content has gone live in the Company’s course catalog.

As part of the accounting for these arrangements, the Company must develop assumptions that require judgment to determine the stand-alone selling price of each performance obligation identified in the contracts. Each contract is based on the customer’s location and the plan subscribed for. The total transaction prices for the contracts are based on the total fixed consideration offered in the contracts, consisting of fees for each of the Codecademy Pro or Codecademy for Teams subscriptions, with discounts being available during advertised promotions for the former and for high volume seat purchases of the latter. The performance obligations have a pricing structure within the preexisting contracts that define the pricing for those services. Therefore, the Company uses the observable selling price method for these performance obligations. Pricing for Codecademy Pro is based upon set terms on the Company’s website, while pricing for Codecademy for Teams is based on individual agreements.

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Financial Statements

December 31, 2021 and 2020

The Company’s revenue is primarily generated from the following sources:

Subscription Revenue

The Company provides a curriculum catalog to teach computer programming on a subscription basis through Codecademy Pro and Codecademy for Teams. Revenues related to the subscription revenues are recognized ratably over the remaining term of the applicable contract based on the output of value transferred to the customer. The time period of the subscription is based on the measurement method. Contract liabilities arise when contracts are billed and/or paid in advance and represent the unearned portion of fees from the monthly and annual subscriptions.

Subscription revenue amounted to approximately $41,758,000 and $32,452,000 for the years ended December 31, 2021 and 2020, respectively.

Sponsored Content Revenue

The Company develops custom course content for third parties. Development of the course is the Company’s sole performance obligation. These projects are short-term in duration. Revenue is recognized at the point in time in which the relevant courses have gone live. Sponsored content revenue approximated $10,000 and $135,000 for the years ended December 31, 2021 and 2020, respectively.

Other revenue streams represent less than 1% of the Company’s total revenue.

Contract Assets and Liabilities

A contract asset or liability is generated when either party to a contract performs, depending on the relationship between the Company’s performance and the customer’s payment. If a customer pays consideration before the Company transfers goods or services, the amount of consideration is presented as a contract liability. A contract asset is the Company’s right to consideration in exchange for goods or services that the Company has transferred to a customer but has not yet billed or received payment. Contract assets and liabilities amounted to approximately $208,000 and $6,903,000 as of January 1, 2020, respectively.

Costs to Obtain or Fulfill a Contract

The Company has elected to apply the practical expedient to expense costs to fulfill a contract as incurred for any arrangements where the expected amortization period is twelve months or less.

Cost of Revenue

Cost of revenue represents infrastructure costs; payments to coaches for platform support; salaries, payroll taxes, benefits, and stock-based compensation for particular departments; subscription / payment processing fees; and other technology costs.

Research and Development

Costs incurred for research and development (which consist primarily of salaries, payroll taxes, benefits, and stock-based compensation for particular departments; outside services; information technology; and other technology costs) are expensed as incurred except for costs incurred in during the application development stage, which are capitalized in accordance with accounting for website development costs.

Advertising

The Company expenses the cost of advertising and marketing as incurred. For the years ended December 31, 2021 and 2020, advertising expense charged to operations totaled $11,622,522 and $5,454,857, respectively, and is included in sales and marketing expenses.

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Financial Statements

December 31, 2021 and 2020

Concentration of Credit Risk

The Company periodically maintains cash balances in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit of its financial institutions. The Company has had no losses related to these financial institutions.

Income Taxes

The Company accounts for its income taxes using the asset and liability method. Under the asset and liability method, deferred taxes are determined for differences between the carrying values of assets and liabilities for financial and tax reporting purposes. Deferred income taxes are recognized as assets for net operating loss carryforwards that are available to offset future taxable income. Valuation allowances are established when necessary, to reduce deferred income tax assets to the amount expected to be realized.

The accounting pronouncement dealing with uncertain tax positions clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

The pronouncement also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company had no uncertain tax positions as of December 31, 2021 and 2020. There are no income tax related penalties or interest included in the financial statements presented. The Company is required to file tax returns in the U.S. federal jurisdiction and various state jurisdictions.

Reclassifications

Certain amounts from the prior year have been reclassed to the conform to the current year presentation. There was no effect on net loss or stockholders’ equity.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases, which requires lessees to recognize most leases on the balance sheet as a right-of-use asset. The ASU is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this ASU on its financial statements.

In May 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses. This ASU requires a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU 2016-13 was amended by ASU 2019-10 and is effective for entities (other than public business entities) for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of the adoption of this pronouncement.

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Financial Statements

December 31, 2021 and 2020

2.     PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31:

	2021	2020

Machinery and equipment	$1,142,536	$854,580
Furniture and fixtures	129,858	119,961
Leasehold improvements	304,649	304,649
	1,577,043	1,279,190
Accumulated depreciation and amortization	(1,133,659)	(866,907)
Property and equipment, net	$443,384	$412,283

Depreciation expense charged to operations was $277,882 and $206,128 for the years ended December 31, 2021 and 2020, respectively.

3.     INTANGIBLE ASSETS AND DIGITAL CONTENT

Capitalized website development costs consist of the following as of December 31:

	2021	2020

Capitalized software costs	$3,672,032	$1,423,308
Accumulated amortization	(1,411,861)	(695,590)
Capitalized software, net	$2,260,171	$727,718

Amortization expense for the years ended December 31, 2021 and 2020 was $716,271 and $348,032, respectively.

Estimated future amortization expense for each of the three years ending December 31 is as follows:

2022	$987,031
2023	864,373
2024	408,767
$2,260,171

Digital content consists of the following as of December 31:

	2021	2020

Capitalized course content	$3,300,040	$1,814,124
Accumulated amortization	(1,267,006)	(467,058)
Capitalized course content, net	$2,033,034	$1,347,066

Amortization expense for the years ended December 31, 2021 and 2020 was $799,948 and $317,260, respectively.

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Financial Statements

December 31, 2021 and 2020

Estimated future amortization expense for each of the four years ending December 31 is as follows:

2022	$964,598
2023	778,875
2024	286,794
2025	2,767
$2,033,034

4.     COMMITMENTS AND CONTINGENCIES

Commitments

The Company is party to a lease agreement expiring June 2022. The lease provides for minimum rent of $127,671 per month, with nominal increases over the term of the lease. As part of the lease, the Company is required to maintain a letter of credit with a financial institution in the amount of $766,025, and the financial institution requires the Company to maintain an amount of cash on deposits equivalent to the letter of credit; this cash is reported as restricted cash in the accompanying balance sheets. Future minimum lease payments amount to $828,117 through June 2022.

Rent expense for the years ended December 31, 2021 and 2020 was $1,529,847 and $1,530,149, respectively.

Contingencies

The Company has estimated a liability for unpaid sales tax of approximately $496,000 and $960,000 for years ended December 31, 2021 and 2020, respectively. This amount is recorded in accounts payable, accrued expenses, and other current liabilities on the accompanying balance sheets and is expected to be settled in 2022.

COVID–19 Risk

Management continues to evaluate the impact of the 2019 novel coronavirus (“COVID-19”) pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, and results of its operations, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

5.     INCOME TAXES

The Company’s current tax expense (benefit) is as follows for the years ended December 31:

	2021	2020

(Benefit from) provision for state income taxes	(66,993)	$64,719

During 2013, the Company was awarded $500,000 from the State of New York through the “Excelsior Job Creation Program” as an incentive to increase jobs within the State of New York. The award is payable ratably over a ten-year period; however, each year the amount to be paid to the Company is contingent upon the Company attaining specified job creation criteria. Credits to be received under this program as of December 31, 2021 and 2020 resulted in the approximate $67,000 and $66,000 state income tax provision, respectively, which has been recorded in other current assets.

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Financial Statements

December 31, 2021 and 2020

The Company’s deferred income tax assets (liabilities) are as follows as of December 31:

	2021	2020

Federal and state net operating loss carryforwards	$15,111,513	$6,565,120
Stock-based compensation	212,681	153,287
Deferred rent	16,275	41,893
Accrued expenses	270,542	6,533
Property and equipment	69,375	61,133
Total deferred tax assets	15,680,386	6,827,966
Deferred tax liabilities - intangible assets	(1,105,664)	(536,050)
	14,574,722	6,291,916
Valuation allowance	(14,574,722)	(6,291,916)
Net deferred tax assets	$—	$—

The Company has provided for a full valuation allowance as of December 31, 2021 and 2020 on its deferred income tax assets as the realization of sufficient future taxable income during the expiration period of the net operating loss carryforwards is uncertain. The valuation allowance increased by $8,283,000 from December 31, 2020 to December 31, 2021.

As of December 31, 2021, the Company had approximately $20,919,000 in federal net operating loss (“NOL”) carryforwards available to offset future taxable income that will begin to expire in 2031 and approximately $34,406,000 in federal net operating loss carryforwards available to offset future taxable income that have an indefinite life. The Company had approximately $49,719,000 in state net operating loss carryforwards that will begin to expire in 2034 and approximately $2,200,000 in state net operating loss carryforwards available to offset future taxable income that have an indefinite life. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted in response to the COVID-19 pandemic. The CARES Act, among other things, permits NOL carryovers and carrybacks to offset 100% of taxable income for taxable years beginning before 2021. Previously, NOLs generated after December 31, 2017 were limited to 80% of taxable income in future years. The difference in the statutory tax rate and effective tax rate is primarily due to the valuation allowance recorded against deferred tax assets.

In addition, the CARES Act allows NOLs incurred in 2018, 2019, and 2020 to be carried back to each of the five preceding taxable years to generate a refund of previously paid income taxes. The Company evaluated the various aspects of the CARES Act and determined it did not impact the Company’s income tax provision.

On December 27, 2020, the Consolidations Appropriations Act, 2021 (“CAA” or the “Act) was signed into law and included government appropriations and additional economic stimulus. Notable provisions of the CAA included changes to the Paycheck Protection Program, including legislation concluding that expenses used to obtain loan forgiveness are tax deductible, as well as extension and expansion of other COVID-19 relief programs and payroll tax credits. The Company evaluated the various aspects of the Act and determined it did not meet criteria to benefit from the relief measures.

6.     STOCKHOLDERS’ EQUITY

The authorized capital of the Company consists of 33,000,000 shares of Common Stock with a $0.00001 par value. The Company also authorized 14,463,320 shares of Preferred Stock with a $0.00001 par

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Financial Statements

December 31, 2021 and 2020

value, of which 2,231,860 shares have been designated as Series A Preferred Stock (“Series A”), 2,710,028 shares have been designated Series B Preferred Stock (“Series B”), 6,390,000 shares have been designated Series C Preferred Stock (“Series C”), and 3,131,432 shares have been designated Series D Preferred Stock (“Series D”).

During December 2020, the Company issued 3,131,432 shares of Series D shares raising approximately $40,000,000 and incurring approximately $152,000 of direct issuance costs.

In 2021, the Company approved an investor sponsored tender offer and exchange of outstanding shares and vested options amounting to 1,077,349 shares of common stock on a one-to-one basis. The fair value of the shares was $5,063,540; however, the investor purchase price amounted to $12,385,560. In accordance with ASC 718, Stock Compensation the excess over fair market value for shares sold by employees was $1,331,129 which is included in compensation expense in the Company’s financial statements. This amount is included in general and administrative expenses in the statements of operations. Of the 1,077,349 shares of common stock purchased, 228,837 shares were newly issued with the exercise of options.

Voting

Preferred shareholders are entitled to one vote for each share of Common Stock into which such Preferred Stock could then be converted into and shall have voting rights and powers equal to the voting rights of the Common Stock (except as otherwise expressly provided in the Amended and Restated Certificate of Incorporation or as required by law, voting together with the Common Stock as a single class). Additionally, (i) the Series A and Series B, voting together, are entitled to elect one director of the Board of Directors, (ii) the Series C, voting separately, is entitled to elect one director of the Board of Directors, and (iii) the Series D, voting separately, is entitled to elect one director of the Board of Directors.

Dividends

The holders of shares of Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors, out of any assets of the Company legally available therefore, any dividends as may be declared from time to time by the Board of Directors. No dividend may be declared or paid on the Common Stock (other than dividends payable in shares of Common Stock) unless any and all such dividends or distributions are distributed among all holders of Common Stock and Preferred Stock in proportion to the number of shares of Common Stock that would be held by each such holder if all shares of Preferred Stock were converted to Common Stock at the then-effective conversion rate (as defined below).

Liquidation

In the event of any liquidation, dissolution, winding-up, or sale of the Company, whether voluntary or involuntary, the holders of each series of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of Common Stock, an amount equal to the sum of the Original Issue Price ($1.13, $3.69, and $4.86, and $12.77 per share for each share of Series A, Series B, Series C, and Series D Preferred Stock, respectively) (as adjusted for dividends, combinations, subdivisions or splits) plus any and all declared and unpaid dividends as of the date of payment. Upon completion of the distributions to holders of Preferred Stock, all remaining proceeds legally available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata based on the number of shares of Common Stock held by each shareholder.

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Financial Statements

December 31, 2021 and 2020

In the event of any liquidation, for the purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive, each holder shall be deemed to have converted their shares into Common Stock immediately prior to the liquidation event if, as a result of an actual conversion, the shareholder will receive an amount greater than the amount that would be distributed to that shareholder if they did not convert their shares.

If a shareholder has been deemed to have converted their shares into Common Stock, then they shall not be entitled to receive any distribution that would have been made to holders of Preferred Stock that have not converted.

Anti-Dilution

If the Company issues additional stock (as defined in the Amended and Restated Certificate of Incorporation) without consideration or for consideration per share less than the conversion price applicable to the Series A, Series B, Series C, or Series D Preferred Stock, the conversion price for said Series A, Series B, Series C, or Series D Preferred Stock shall be adjusted.

The adjusted price will be determined by multiplying the conversion price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at such conversion price. The denominator of which shall be the number of shares of Common Stock (as defined in the Amended and Restated Certificate of Incorporation) outstanding immediately prior to such issuance plus the number of shares of such additional stock.

Conversion

Each share of Preferred Stock shall be convertible into Common Stock, at the option of the holder, at any time after the date of issuance. The number of common shares is determined by dividing the applicable original issue price for such series by the applicable conversion price for such series. The initial conversion price for each series will be the original issue price subject to adjustment as set forth in the Amended and Restated Certificate of Incorporation. As of December 31, 2021, the Series A, Series B, Series C, and Series D Preferred Stock are convertible into 2,231,860, 2,705,259, 6,389,639, and 3,131,432 shares of Common Stock, respectively. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the conversion rate at the time in effect for each series immediately upon (i) the consummation of a Qualified IPO (as defined in the Amended and Restated Certificate of Incorporation) or (ii) the date specified by written consent or agreement of the holders of (iii) at least a majority of the outstanding shares of Series B Preferred Stock, (iv) a majority of the then outstanding shares of Series C and (v) a majority of the then outstanding shares of Series D.

Protective Provisions

So long as 2,831,689 shares of Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), the Company shall not take any of the following actions without the vote or written consent of the holders of a majority of the shares of Preferred Stock: (i) consummate a liquidation event or effect any merger or consolidation, (ii) amend the Certificate of Incorporation or its bylaws so as to adversely affect the preferences and rights of the shares of Preferred Stock or any series thereof, (iii) increase or decrease the total number of authorized shares of Preferred or Common Stock, (iv) authorize or issue any class or series of shares of capital stock or equity security having any rights or privileges senior to the existing shares of Series A, Series B, Series C, and Series D, (v) redeem purchase, or otherwise acquire any shares of stock, (vi) change the authorized number of directors of the Company, (vii) declare or pay any dividends on any shares of

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Financial Statements

December 31, 2021 and 2020

Preferred Stock, (viii) establish any stock option plan (or any similar plan) or increase the total number of shares of Common Stock reserved for issuance under any such plan, (ix) create or hold capital stock in any subsidiary that is not wholly owned by the Company or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue any shares of capital stock, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Company or permit any direct or indirect subsidiary to sell, lease, exclusively license or otherwise dispose of all or substantially all of the assets of such subsidiary or (x) increase or decrease the authorized number of directors of the Company.

So long as 676,314 shares of Series B Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), the Company shall not take any of the following actions without the vote or written consent of the holders of a majority of the Series B: (i) take any action or amend the Certificate of Incorporation so as to adversely affect the preferences and rights of the Series B Preferred Stock holders without similarly affecting the entire class of Preferred Stock, or (ii) increase or decrease the total number of authorized shares of Series B Preferred Stock.

So long as 1,597,409 shares of Series C Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like),  the Company shall not take any of the following actions without the vote or written consent of the holders of a majority of the Series C: (i) take any action or amend the Certificate of Incorporation so as to adversely affect the preferences and rights of the Series C Preferred Stock holders without similarly affecting the entire class of Preferred Stock, or (ii) increase or decrease the total number of authorized shares of Series C Preferred Stock.

So long as 782,858 shares of Series D Preferred Stock remain outstanding (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like),  the Company shall not take any of the following actions without the vote or written consent of the holders of a majority of the Series D: (i) amend the Company’s Restated Certificate of Incorporation or Bylaws so as to adversely affect the powers, rights of the shares of Preferred Stock, or any series thereof; or (ii) increase or decrease other than by conversion the total number of authorized shares of Series D Preferred Stock.

7.     STOCK-BASED COMPENSATION

The Company has a stock option plan (the “Plan”) for certain employees and officers that provides for the granting of options at the discretion of the Board of Directors. The option price is determined by the Board of Directors at the date of grant. Under the Plan, the total number of shares that may be granted is 6,928,346 shares of Common Stock. Option agreements generally expire in ten years, with options vesting between one and four years from the date of grant.

The fair value of each option award is estimated on the date of the grant using the Black-Scholes option valuation model based on the assumptions noted in the following table. The expected term of options represents the period that the Company’s stock-based awards are expected to be outstanding.

The risk- free interest rate for periods related to the expected life of the options is based on the U.S. Treasury yield curve in effect at the time of the grant.

The expected volatility is based on historical volatilities noted within the Company’s industry. The expected dividend yield is zero, as the Company does not anticipate paying dividends in the near future.

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Financial Statements

December 31, 2021 and 2020

Stock-based compensation expense recognized under the Plan during the years ended December 31, 2021 and 2020 was $1,262,709 and $2,497,158, respectively. As of December 31, 2021, the total unrecognized stock-based compensation balance for unvested options under the Plan was approximately $3,762,761, which is expected to be recognized ratably through December 2024.

The weighted average grant date fair value of options granted during the years ended December 31, 2021 and 2020 was $1.97 and $2.73 per share, respectively, and the weighted average contractual term of remaining options as of December 31, 2021 is 5.91 years.

The following assumptions were used to determine stock-based compensation for the years ended December 31:

	2021	2020

Expected term	6	6
Volatility	47%-48%	41%-44%
Risk-free interest rate	0.56%-1.33%	2.70%-3.09%
Dividend yield	0%	0%

Expected term: The Company’s expected term represents the period that the awards are expected to be outstanding and was determined as a function of contractual terms of the stock-based awards and vesting schedules. The Company used the simplified method of calculation for estimating expected term.

Expected volatility: The volatility factor for the Company’s stock options was estimated using the average volatility of comparable publicly traded companies as a proxy for what would have been the Company’s volatility had the Company been public.

Risk-free interest rate: The Company bases the risk-free interest rate used in the Black-Scholes model on implied yield currently available on U.S. Treasury zero-coupon issues with an equivalent remaining term.

Expected dividend yield: The Company does not anticipate that dividends will be distributed in the near future.

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Financial Statements

December 31, 2021 and 2020

The following summarizes the Company’s stock option plan as of December 31, 2021 and the related activity for the year then ended:

		Weighted	Aggregate
	Options	Average	Intrinsic
	Outstanding	Exercise Price	Value

Balance at January 1, 2021	3,975,488	$1.65	$9,400,283

Options forfeited	(843,999)	$1.98

Options exercised	(434,391)	$1.55

Options granted	2,184,599	$4.36

Balance at December 31, 2021	4,881,697	$2.82	$72,827,529

Exercisable at December 31, 2021	2,995,136	$2.44	$46,064,722

In 2020, the Company approved the exchange of 268,182 shares of common stock on a one-to-one basis. The fair value of the shares was $1,075,410; however, the sales price amounted to $2,950,002. The difference of the excess over fair market value was recorded as compensation expense in the Company’s financial statements. This amount is included in general and administrative expenses in the statements of operations.

The Company modified the stock option Plan subsequent to year end. Refer to Note 10, Subsequent Events, for additional information.

8.     RELATED PARTY

During 2021, a local company in India (Codecademy India Private Limited) was established for the purpose of enabling acceptance of more widely adopted payment methods in the country. The relationship with Ryzac, Inc. is reflected in a letter permitting the local entity to sell products and services to customers in India on behalf of the Company and on its website. Codecademy India Private Limited is capitalized locally, and no share transfer has been made to the Company. Results from operations for 2021 were immaterial to the Company’s financial statements and are not included in these financial statements.

9.     RETIREMENT PLAN

The Company has a savings plan pursuant to Section 401(k) of the Internal Revenue Code (the "Code") under which all employees meeting eligibility requirements are able to participate. Subject to certain limits set forth in the Code, employees are permitted to make contributions on a pre-tax salary reduction basis. The Company’s contributions are made at the discretion of management, and there were no employer contributions for the years ended December 31, 2021 and 2020.

Ryzac, Inc. (D.B.A. Codecademy)

Notes to Financial Statements

December 31, 2021 and 2020

10.     SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 30, 2022, the date the financial statements were available to be issued. Based on this evaluation, the Company has determined that except for the events disclosed below, there are no other subsequent events that require adjustment to or disclosure in the financial statements.

In February 2022, the Russian Federation commenced a military action in the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against, and tightened export control restrictions related to, the Russian Federation and its ally Belarus. The impact of this action and related sanctions on the world economy is not determinable as of the date of these financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.

In March 2022, the Company modified the Plan to allow for the issuance of Restricted Stock Units.

As discussed in Note1 Nature of Business, the Company entered into a certain agreement and Plan of Merger with Skillsoft Corp. which is expected to close in April 2022. Refer to Note 1 for additional information.

SUPPLEMENTARY INFORMATION

Ryzac, Inc. (D.B.A. Codecademy)

Schedules of Cost of Revenues, Research and Development,

Sales and Marketing, Content, and General and Administrative Expenses

Years Ended December 31, 2021 and 2020

	2021	2020

Cost of revenues
Salaries, taxes, benefits and payroll fees	$965,726	$533,538
Infrastructure	1,831,306	1,276,306
Instructors	—	94,625
Processing fees	2,050,864	1,547,844
Technology expense	293,827	90,696
Stock-based compensation expense	139,491	7,645
Outside services	—	21,994
Travel, meals and entertainment	3,209	1,102
	$5,284,423	$3,573,750

Research and development
Salaries, taxes, benefits and payroll fees	$16,508,671	$10,659,329
Stock-based compensation expense	1,650,576	333,359
Outside services	163,419	1,191,309
Technology expense	819,653	530,414
Depreciation and amortization	716,271	348,032
Travel, meals and entertainment	64,702	13,174
	$19,923,292	$13,075,617

Sales and marketing
Salaries, taxes, benefits and payroll fees	4,760,008	$1,999,300
Stock-based compensation expense	94,757	69,076
Technology expense	977,088	715,800
Outside services	1,845,217	483,047
Travel, meals and entertainment	36,528	2,231
Advertising	11,622,522	5,454,957
	$19,336,120	$8,724,411

Content
Salaries, taxes, benefits and payroll fees	$2,109,157	$1,486,525
Stock-based compensation expense	196,937	59,970
Technology expense	10,002	9,730
Content production and curriculum experience	1,546,085	972,776
Depreciation and amortization	799,948	317,260
Travel, meals and entertainment	12,630	10,815
	$4,674,759	$2,857,076

General and administrative
Salaries, taxes, benefits and payroll fees	$5,693,544	$2,658,534
Stock-based compensation expense	512,077	2,027,106
Technology expense	673,643	387,660
Office expenses	163,912	80,887
Rent and utilities	1,557,749	1,556,646
Travel, meals and entertainment	401,249	250,955
Legal and professional fees	1,718,476	699,245
Miscellaneous expense	657,094	853,103
Conferences and offsites	235,995	36,235
Recruiting and human resources	296,291	126,682
Depreciation and amortization	277,882	206,128
Outside services	563,034	158,484
Repairs and maintenance	74,681	79,441
	$12,825,627	$9,121,106

See Independent Auditor’s Report.